EXHIBIT 8

                              LIST OF SUBSIDIARIES

----------------------------    --------------        -------------  -----------
                                                        PROPORTION     PORTION
                                  COUNTRY OF          OF OWNERSHIP    OF VOTING
           NAME                  INCORPORATION           INTEREST     POWER HELD
----------------------------    --------------        -------------  -----------
METALINK INTERNATIONAL LTD.*    Republic of
                                Seychelles                 100%          100%
----------------------------    --------------        -------------  -----------

* CURRENTLY INACTIVE